SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2016

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on June 1, 2016.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 - Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been duly elected and qualified:   Stephen T. Wills, CPA, MST, Srini Conjeevaram, Robert G. Moussa, Brett Hewlett and Samuel E. Navarro.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Broker Non-Votes

Stephen T. Wills, CPA, MST	10,279,027	1,745,015	9,495,645
Srini Conjeevaram	10,759,464	1,264,578	9,495,645
Robert G. Moussa	10,577,425	1,446,617	9,495,645
Brett D. Hewlett	7,380,601	4,643,441	9,495,645
Samuel E. Navarro	10,861,646	1,162,396	9,495,645

Proposal 2 - Advisory Vote on the Compensation of Named Executive Officers

Stockholders approved the 2015 compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2016. Details concerning the vote on proposal 2 are set forth below:

For	10,060,833
Against	490,660
Abstentions	1,472,549
Broker Non-Votes	9,495,645

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  Details concerning the vote on proposal 3 are set forth below:

For	21,414,464
Against	23,844
Abstentions	81,379
Broker Non-Votes	0

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

Date:  June 3, 2016